FORM OF

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.

AMENDED AND RESTATED MANAGEMENT AGREEMENT

This AMENDED AND RESTATED MANAGEMENT AGREEMENT (the "Agreement"), to be effective _________, by and between PRINCIPAL VARIABLE CONTRACTS FUNDS, INC., a Maryland corporation (the "Fund"), on behalf of each series identified on Schedule 1 attached hereto, as may be amended from time to time (each, a "Series") and PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (the "Manager").

W I T N E S S E T H:

WHEREAS, The Fund has furnished the Manager with copies properly certified or authenticated of each of the following:

(a)Articles of Incorporation of the Fund;

(b)Bylaws of the Fund as adopted by the Board of Directors; and

(c)Resolutions of the Board of Directors of the Fund selecting the Manager as investment adviser for each Series and approving the form of this Agreement with respect to each such Series; and

WHEREAS, The Fund desires to retain the Manager to provide investment management services to each Series on the terms set forth in this Agreement, and the Manager is willing to provide such investment management services to each Series on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the Fund hereby appoints the Manager to act as investment adviser and manager of each Series, and the Manager agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth. The Fund will furnish the Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

1.INVESTMENT ADVISORY SERVICES

The Manager will regularly perform the following services for each Series:

(a)Provide investment research, advice and supervision;

(b)Provide investment advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work;

(c)Furnish to the Board of Directors of the Fund (or any appropriate committee of such Board), and provide ongoing review, evaluation and revision from time to time as economic conditions require of, a recommended investment program for the portfolio of each Series of the Fund consistent with each Series' investment objective and policies, including any recommendation for any combination or liquidation of Series;

(d)Where applicable, based upon research, analysis and due diligence, recommend to the Board of Directors of the Fund one or more sub-advisers for a Series of the Fund; regularly monitor and evaluate each sub-adviser's performance and recommend changes to the sub-advisers in situations in which appropriate;

(e)Implement such of its recommended investment program for each Series as the Fund shall approve, by placing orders for the purchase and sale of securities, subject always to the provisions of the Fund's Articles of Incorporation and Bylaws and the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund's Registration Statement, current Prospectus and Statement of Additional Information, as each of the same shall be from time to time in effect;

(f)Advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors and any appropriate committees of such Board regarding the general conduct of the investment business of each Series; and

(g)Report to the Board of Directors of the Fund at such times and in such detail as the Board may deem appropriate in order to enable it to determine that the investment policies of each Series are being observed.

2.CORPORATE AND OTHER ADMINISTRATIVE SERVICES AND EXPENSES

The Manager will regularly perform or assume responsibility for general corporate and all other administrative services and expenses, except as set out in Section 4 hereof, as follows:

(a)Furnish office space, all necessary office facilities and assume costs of keeping books of the Fund;

(b)Furnish the services of executive and clerical personnel necessary to perform the general corporate functions of the Fund;

(c)Compensate and pay the expenses of all officers, and employees of the Fund, and of all directors of the Fund who are persons affiliated with the Manager;

(d)Determine the net asset value of the shares of each Series' Capital Stock as frequently as the Fund shall request or as shall be required by applicable law or regulations;

(e)Provide for the organizational expense of the Fund and its Series and expenses incurred with the registration of the Fund and Fund shares with the federal and state regulatory agencies, including the costs of printing prospectuses in such number as the Fund shall need for purposes of registration and for the sale of its shares;

(f)Be responsible for legal and auditing fees and expenses incurred with respect to registration and continued operation of the Fund; and

(g)Provide such other services as required by law or considered reasonable or necessary in the conduct of the affairs of the Fund in order for it to meet its business purposes.

3.RESERVED RIGHT TO DELEGATE DUTIES AND SERVICES TO OTHERS

In each case, to the extent required by applicable law (i) subject to the prior approval of a majority of the Board of Directors of the Fund, including a majority of the Directors who are not interested persons (as defined in the 1940 Act) of the Manager, Principal Life Insurance Company, or the Fund, and (ii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable Series, the Manager in assuming responsibility for the various services as set forth in 1 and 2 above, may (a) enter into agreements with others for the performance of certain duties and services, or (b) delegate the performance of some or all of such duties and services to Principal Life Insurance Company, or an affiliate thereof; provided, however that (x) the entry into any such agreements shall not relieve the Manager of its duty to review and monitor the performance of such persons to the extent provided in the agreements with such persons or as determined from time to time by the Board of Directors, and (y) the entry into any such agreements in clause (a) or any such delegation in clause (b) shall not relieve the Manager of any of its obligations under this Agreement.

4.EXPENSES BORNE BY FUND

The Fund will pay, without reimbursement by the Manager, the following expenses:

(a)Taxes, including in the case of redeemed shares any initial transfer taxes, and other local, state and federal taxes, governmental fees and other charges attributable to investment transactions;

(b)Portfolio brokerage fees and incidental brokerage expenses;

(c)Interest;

(d)The fees and expenses of the Custodian of its assets;

(e)The fees and expenses of all directors of the Fund who are not persons affiliated with the Manager; and

(f)The cost of meetings of shareholders.

5.COMPENSATION OF THE MANAGER BY FUND

For all services to be rendered and payments made as provided in Sections 1 and 2 hereof, the Fund will accrue daily and pay the Manager within five days after the end of each calendar month a fee based on the average of the values placed on the net assets of each Series of the Fund as of the time of determination of the net asset value on each trading day throughout the month in accordance with the schedules attached hereto, less any fees the Series pay to Principal Shareholder Services, Inc. ("PSS"), or any affiliated person of PSS pursuant to the Transfer Agency Agreement. If at any time this Agreement or the Fund's Transfer Agency Agreement is amended to provide for increased compensation that, in the aggregate, exceeds the compensation provided for under this Agreement, the Fund will obtain approval of this Agreement, prior to the effective date(s) of the amendment(s), by a vote of a majority of the outstanding voting securities of the Fund.

Net asset value shall be determined pursuant to applicable provisions of the Articles of Incorporation of the Fund. If pursuant to such provisions the determination of net asset value is suspended, then for the purposes of this Section 5 the value of the net assets of each Series as last determined shall be deemed to be the value of the net assets for each day the suspension continues.

The Manager may, at its option, waive all or part of its compensation for such period of time as it deems necessary or appropriate.

6.ASSUMPTION OF EXPENSES BY PRINCIPAL LIFE INSURANCE COMPANY

Although in no way relieving the Manager of its responsibility for the performance of the duties and services set out in Section 2 hereof, and regardless of any delegation thereof as permitted under Section 3 hereof, some or all of the expenses therefore may be voluntarily assumed by Principal Life Insurance Company and the Manager may be reimbursed therefore, or such expenses may be paid directly by Principal Life Insurance Company.

7.AVOIDANCE OF INCONSISTENT POSITION

In connection with purchases or sales of portfolio securities for the account of each Series, neither the Manager nor any of the Manager's directors, officers or employees will act as a principal or agent or receive any commission.

8.LIMITATION OF LIABILITY OF THE MANAGER

The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Manager's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9.COPIES OF CORPORATE DOCUMENTS

The Fund will furnish the Manager promptly with properly certified or authenticated copies of amendments or supplements to its articles or bylaws. Also, the Fund will furnish the Manager financial and other corporate information as needed, and otherwise cooperate fully with the Manager in its efforts to carry out its duties and responsibilities under this Agreement.

10.DURATION AND TERMINATION OF THIS AGREEMENT

This Agreement shall become effective with respect to a Series as of the corresponding date set forth in Schedule 2 to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Schedule 2 to this Agreement, and thereafter from year to year provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely. This Agreement may, on sixty days written notice, be terminated with respect to a Series at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Series, or by the Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 10, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment," "voting security," and "majority of the outstanding voting securities") shall be applied.

11.AMENDMENT OF THIS AGREEMENT

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the Fund's outstanding voting securities and by the vote of a majority of the directors who are not interested persons of the Manager, Principal Life Insurance Company or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.

12.ADDITIONAL SERIES

In the event the Fund establishes one or more Series after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement for such Series in the manner required by the 1940 Act and the amendment of Schedules 1 and 2 hereto.

13.ADDRESS FOR PURPOSE OF NOTICE

Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the Manager for this purpose shall be The Principal Financial Group, Des Moines, Iowa 50392.

14.MISCELLANEOUS

The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party agrees that electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.

By:

Clint L. Woods, Vice President, Counsel, and

Assistant Secretary

By:

Adam U. Shaikh, Assistant Counsel, and

Assistant Secretary

PRINCIPAL GLOBAL INVESTORS, LLC

By:

Clint L. Woods, Vice President,

Associate General Counsel, and Assistant Secretary

By:

Adam U. Shaikh, Assistant General Counsel

SCHEDULE 1

Management Fee as a Percentage
of Average Daily Net Assets
First	Next	Next	Next
Series	$250M	$250M	$250M	$250M	Thereafter
Diversified International Account	0.85%	0.80%	0.75%	0.70%	0.65%
Global Emerging Markets Account	1.00	0.98	0.96	0.95	0.90

Management Fee as a Percentage
of Average Daily Net Assets
First	Next	Next	Next	Over
Series	$100M	$100M	$100M	$100M	$400M
Core Plus Bond Account	0.50%	0.45%	0.40%	0.35%	0.30%
Government & High Quality Bond Account	0.50	0.48	0.46	0.45	0.44
LargeCap Growth Account I	0.80	0.75	0.70	0.65	0.60
Real Estate Securities Account	0.79	0.77	0.73	0.70	0.68
SmallCap Account	0.85	0.80	0.75	0.70	0.65

Management Fee as a Percentage
of Average Daily Net Assets
First	Next	Next	Next	Next	Next	Over
Series	$100M	$100M	$100M	$100M	$300M	$300M	$1B
Equity Income Account	0.60%	0.55%	0.50%	0.45%	0.40%	0.39%	0.38%
MidCap Account	0.65%	0.60%	0.55%	0.50%	0.45%	0.44%	0.43%

Management Fee as a Percentage
of Average Daily Net Assets
Series	First $500M	Over $500M
Blue Chip Account	0.60%	0.55%
Principal Capital Appreciation Account	0.625%	0.500%
Short-Term Income Account	0.40%	0.39%

Management Fee as a Percentage
of Average Daily Net Assets
Series	First $1B	Over $1B
SAM Balanced Portfolio*	0.25%	0.20%
SAM Conservative Balanced Portfolio*	0.25	0.20
SAM Conservative Growth Portfolio*	0.25	0.20
SAM Flexible Income Portfolio*	0.25	0.20
SAM Strategic Growth Portfolio*	0.25	0.20
*Breakpoints based on aggregate SAM Portfolio net assets

Management Fee as a Percentage
of Average Daily Net Assets
Series	First $3B	Over $3B
LargeCap S&P 500 Index Account	0.20%	0.18%
7

Management Fee as a Percentage
of Average Daily Net Assets
Series	Overall Fee
Bond Market Index Account	0.14%
Diversified Balanced Account	0.05
Diversified Balanced Managed Volatility Account	0.05
Diversified Balanced Volatility Control Account	0.12
Diversified Growth Account	0.05
Diversified Growth Managed Volatility Account	0.05
Diversified Growth Volatility Control Account	0.12
Diversified Income Account	0.05
LargeCap S&P 500 Managed Volatility Index Account	0.35
Principal LifeTime 2010 Account	0.00
Principal LifeTime 2020 Account	0.00
Principal LifeTime 2030 Account	0.00
Principal LifeTime 2040 Account	0.00
Principal LifeTime 2050 Account	0.00
Principal LifeTime 2060 Account	0.00
Principal LifeTime Strategic Income Account	0.00
U.S. LargeCap Buffer January Account	0.69
U.S. LargeCap Buffer April Account	0.69
U.S. LargeCap Buffer July Account	0.69
U.S. LargeCap Buffer October Account	0.69

SCHEDULE 2

Effective Date and Initial Term of Management Agreement for each Series

Series	Effective	Initial
	Date	Term
Blue Chip Account	12/09/2020	Two Years
Bond Market Index Account	05/15/2012	One Year
Core Plus Bond Account	07/01/1997	One Year
Diversified Balanced Account	12/31/2009	One Year
Diversified Balanced Managed Volatility Account	10/31/2013	One Year
Diversified Balanced Volatility Control Account	03/30/2017	Two Years
Diversified Growth Account	12/31/2009	One Year
Diversified Growth Managed Volatility Account	10/31/2013	One Year
Diversified Growth Volatility Control Account	03/30/2017	Two Years
Diversified Income Account	05/15/2012	One Year
Diversified International Account	07/01/1997	One Year
Equity Income Account	01/03/2007	One Year
Global Emerging Markets Account	10/24/2000	One Year
Government & High Quality Bond Account	01/03/2007	One Year
LargeCap Growth Account I	07/01/1997	One Year
LargeCap S&P 500 Index Account	05/01/1999	One Year
LargeCap S&P 500 Managed Volatility Index Account	10/31/2013	One Year
MidCap Account	01/03/2007	One Year
Principal Capital Appreciation Account	01/03/2007	One Year
Principal LifeTime Strategic Income Account	08/30/2004	One Year
Principal LifeTime 2010 Account	08/30/2004	One Year
Principal LifeTime 2020 Account	08/30/2004	One Year
Principal LifeTime 2030 Account	08/30/2004	One Year
Principal LifeTime 2040 Account	08/30/2004	One Year
Principal LifeTime 2050 Account	08/30/2004	One Year
Principal LifeTime 2060 Account	05/01/2013	One Year
Real Estate Securities Account	05/01/1998	One Year
SAM* Balanced Portfolio	01/03/2007	One Year
SAM* Conservative Balanced Portfolio	01/03/2007	One Year
SAM* Conservative Growth Portfolio	01/03/2007	One Year
SAM* Flexible Income Portfolio	01/03/2007	One Year
SAM* Strategic Growth Portfolio	01/03/2007	One Year
Short-Term Income Account	01/03/2007	One Year
SmallCap Account	05/01/1998	One Year
U.S. LargeCap Buffer January Account	12/29/2022	Two Years
U.S. LargeCap Buffer April Account	03/30/2023	Two Years
U.S. LargeCap Buffer July Account	06/30/2022	Two Years
U.S. LargeCap Buffer October Account	09/29/2022	Two Years
*Strategic Asset Management